                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           GIGA-TRONICS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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
                                 [LOGO OMITTED]
                            Giga-tronics Incorporated
                             4650 Norris Canyon Road
                           San Ramon, California 94583
                                 (925) 328-4650

                                                                   July 20, 2001

To Our Shareholders:

        I cordially invite you to attend the annual meeting of Giga-tronics Incorporated shareholders to be held at 9:30 a.m. on Thursday, August 30, 2001, at the Giga-tronics executive offices, 4650 Norris Canyon Road, San Ramon, California.

        At the meeting, you will be asked to elect four directors, amend the Employee Stock Purchase plan and ratify the appointment of independent certified public accountants. Information about these matters is set forth in the attached Notice and Proxy Statement.

        Giga-tronics counts on your continued interest, and I hope you will be able to attend the meeting. However, regardless of whether you plan to attend in person, it is important that your vote be counted. I urge you to vote your shares by signing and returning the accompanying proxy card.


                                          Sincerely,


                                          George H. Bruns, Jr.
                                          Chairman and Chief Executive Officer

                                 [LOGO OMITTED]
                            Giga-tronics Incorporated
                             4650 Norris Canyon Road
                           San Ramon, California 94583
                                 (925) 328-4650

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:

      The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at 9:30 a.m., local time, on Thursday, August 30, 2001, at the Giga-tronics executive offices, at 4650 Norris Canyon Road, San Ramon, California, for the following purposes:

      1. Elect four directors for the ensuing year;

      2. Amend the Employee Stock Purchase Plan;

      3. Ratify the appointment of independent certified public accountants;

      4. Transact such other business as may properly come before the meeting.


      Only shareholders of record at the close of business on July 2, 2001, will be entitled to vote at this meeting, or any adjournment of this meeting.

            IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

                                             By Order of the Board of Directors,




                                              Mark H. Cosmez, II
                                              Secretary


San Ramon, California
July 20, 2001

                                 [LOGO OMITTED]
                            Giga-tronics Incorporated
                             4650 Norris Canyon Road
                           San Ramon, California 94583
                                 (925) 328-4650

                                                                   July 20, 2001

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 AUGUST 30, 2001

        This proxy statement is submitted by the board of directors of Giga-tronics Incorporated ("Giga-tronics" or the "Company"), a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on August 30, 2001, in accordance with the notice to shareholders, and at any adjournment thereof.

        Our board of directors has fixed July 2, 2001 as the record date for the Annual Meeting. Only shareholders of record on the record date are entitled to notice of and to vote at this meeting. A majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 4,573,694 shares of Giga-tronics common stock issued and outstanding. Each share outstanding on the record date is entitled to one vote as to each matter to be acted on at this meeting. However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at this meeting by at least one shareholder before voting for the election of directors. Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses. Four directors will be elected at this meeting.

        Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to with the instructions on the proxies. It is intended that shares represented by proxies received by Giga-tronics which are not marked to the contrary will be voted FOR all proposals included in the notice of this meeting.

        Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person. Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy. The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.

        The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is July 20, 2001.

        In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Votes against the director and votes withheld have no legal effect. Approval of a majority of the shares present or represented and voting at the Annual Meeting is required for all items submitted to the shareholders for their consideration except the election of directors. An automated system administered by Giga-tronics' transfer agent tabulates shareholder votes. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote on with respect to a particular matter. A broker non-vote will not be counted for purposes of determining the election of directors or ratifying the selection of Giga-tronics' independent accountants, but for other proposals generally have the effect of a negative vote.

        The Annual Report of Giga-tronics for its fiscal year ended March 31, 2001 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

        The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Giga-tronics and by Georgeson Shareholder. Giga-tronics has retained Georgeson Shareholder to solicit proxies for a fee of approximately $3,750, plus a reasonable amount to cover expenses. No additional compensation will be paid to directors, officers or other employees for such services.

        The executive offices of Giga-tronics are located at 4650 Norris Canyon Road, San Ramon, California 94583, and the telephone number at that location is
(925) 328-4650.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

        At the Annual Meeting, four directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The nominees of the board of directors for election as directors are listed below. There are no family relationships among the nominees or between any nominee and any executive officer of Giga-tronics.

                                                                     DIRECTOR
                  NAME AND PRINCIPAL OCCUPATION                        SINCE           AGE
                  -----------------------------                      --------          ---
George H. Bruns, Jr.                                                    1980            82

        Chief Executive Officer since January, 1995, Chairman of the Board and a Director of the Company. He provided seed financing for the Company in 1980 and has been a Director since inception. Mr. Bruns is General Partner of The Bruns Company, a private venture investment and management consulting firm. Mr. Bruns is Director of Testronics, Inc. of McKinney, Texas.

James A. Cole                                                           1994            59

        General Partner of Windward Ventures,  General Partner of
        Spectra  Enterprise  Associates  and  a  Partner  of  New
        Enterprise   Associates.   Founder   and   President   of
        Amplica,   Inc.  and  presently  a  director  of  Vitesse
        Semiconductor   Corp.,   Spectrian   Corp.,  and  several
        private companies.

William E. Wilson                                                       1998            61

        President  of   Microsource,   Inc.   since  April  2001.
        Before   joining   the  Company  as  the   President   of
        Microsource,  Inc.,  Mr.  Wilson was the Chairman and CEO
        of Microwave  Technology  Incorporated of Fremont,  CA, a
        producer of Microwave  Devices and Amplifiers  with broad
        application  to the  telecommunications  and the test and
        measurement industries.

Robert C. Wilson                                                        1991            81

        Chairman  of  Wilson &  Chambers,  a  private  investment
        firm.  Mr.  Wilson is  currently  a  director  of Storage
        Technology   Corporation,   SyQuest   Technology,   Inc.,
        Southwall  Technologies Inc., ReSound Corp., Andros Inc.,
        and Carco Electronics.



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL
                                NOMINEES NAMED.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD

MEETINGS

        There were five meetings of the board of directors during the last fiscal year.

COMMITTEES

        Giga-tronics' board of directors has an Audit Committee and a Compensation Committee.

        During fiscal 2001, the Audit Committee consisted of independent (as determined under the rules of the National Association of Securities Dealers) non-employee directors, James A. Cole, William E. Wilson and Robert C. Wilson. The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company's accounting, financial controls and financial reports. The Audit Committee held four meetings during the past fiscal year.

        During fiscal 2001, the Compensation Committee consisted of independent non-employee directors James A. Cole, William E. Wilson and Robert C. Wilson. The committee formulates recommendations to the board of directors regarding levels of compensation for management. In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Committee awards options to purchase shares of our common stock. The Compensation Committee reviews and approves all stock options and executive compensation as part of the board of directors meetings.

        Giga-tronics does not have a nominating committee or any committee performing such functions. All of the directors attended all the regularly scheduled meetings of the board of directors and all the committees on which they sat.

COMPENSATION OF DIRECTORS

        Each of the directors who is not employed by Giga-tronics receives an annual director's fee of $10,000 and $1,000 for attendance at each board of directors meeting. Outside directors serving on committees of the board of directors receive $500 for attendance at each committee meeting held on a day other than a Board meeting date.

        From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services as members of the Board they provide to Giga-tronics. Last year each Board member was granted 7,500 shares at an exercise price equal to market value on the date of grant.

        Giga-tronics has entered into indemnification agreements with all of its officers and directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of Giga-tronics' common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 31, 2001 its officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below includes information as of July 2, 2001, concerning the beneficial ownership of Giga-tronics' common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics' outstanding common stock; each director; each executive officer named in the Summary Compensation Table below; and all directors and executive officers of Giga-tronics as a group:

                                                                      PERCENTAGE OF TOTAL
                                              AMOUNT AND NATURE OF        OUTSTANDING
          NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP       COMMON STOCK
          ------------------------            --------------------       ------------
George H. Bruns, Jr.                                462,053(1)               10.1%
  4650 Norris Canyon Road
  San Ramon, California 94583
James A. Cole                                        28,219(2)                0.6
  4491 Valley Spring Drive
  Westlake Village, California 91362
Mark H. Cosmez II                                    56,823(3)                1.2
  4650 Norris Canyon Road
  San Ramon, California 94583
James R. Koehn                                       29,318(4)                0.6
  4650 Norris Canyon Road
  San Ramon, California 94583
Jeffery T. Lum                                       63,364(5)                1.4
  4384 Enterprise Place
  Fremont, California 94538
Robert A. Smith                                       2,453                    *
  1269 Corporate Center Parkway
  Santa Rosa, California 95407
Robert C. Wilson                                     25,625(6)                0.6
  274 Catalpa Drive
  Atherton, California 94027
William E. Wilson                                     8,625(7)                0.2
  145 Sugar Creek Lane
  Alamo, California 94507
All executive officers and directors as a           739,755                  15.8%
  group (9 persons, including those above)

Zurich Scudder Investments                          239,300(8)                5.2%
  345 Park Avenue
  New York, New York 10154

*     Less than 0.1%

(1) Includes 231,400 shares owned by the Bruns Trust, 170,000 registered in the names of Mr. Bruns' son and daughter, 22,163 shares owned by The Bruns Company, 19,740 shares owned directly and 18,750 shares issuable under options exercisable within 60 days of July 2, 2001.

(2) Includes 5,625 shares issuable under options exercisable within 60 days of July 2, 2001.

(3) Includes 10,000 shares issuable under options exercisable within 60 days of July 2, 2001.

(4) Includes 25,000 shares issuable under options exercisable within 60 days of July 2, 2001.

(5) Includes 10,000 shares issuable under options exercisable within 60 days of July 2, 2001.

(6) Includes 5,625 shares issuable under options exercisable within 60 days of July 2, 2001.

(7) Includes 5,625 shares issuable under options exercisable within 60 days of July 2, 2001.

(8)  Zurich Scudder Investments disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

        The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics' chief executive officer and each of the four other most highly compensated executive officers during the last fiscal year ended March 31, 2001, and for the fiscal years ended March 25, 2000 and March 27, 1999:

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                                       LONG-TERM COMPENSATION
                                        -------------------                                     --------------------------
                                                                                                NUMBER OF
                                                                               OTHER            SECURITIES       ALL OTHER
                                                                               ANNUAL           UNDERLYING        COMPEN-
NAME AND                        FISCAL                                         COMPEN-           OPTIONS/         SATION
PRINCIPAL POSITION               YEAR        SALARY($)         BONUS           SATION           SARS(#)(1)        ($)(2)
--------------------------------------------------------------------------------------------------------------------------
George H. Bruns, Jr.             2001        $126,154              --              --                 --          $2,000
  Chairman and                   2000        $120,000              --              --                 --          $1,731
  Chief Executive Officer        1999        $124,062         $20,300              --                 --              --

Mark H. Cosmez II                2001        $118,846              --              --                 --          $2,971
  Vice President, Finance        2000        $105,000              --              --             10,000          $2,625
  CFO & Secretary                1999        $105,000          $6,867              --                 --            $808

James R. Koehn                   2001        $162,779              --          $6,600(3)              --          $2,778
  President, Giga-tronics        2000        $150,000              --          $6,600(3)              --          $2,560
  Instruments Division           1999        $131,392              --         $55,716(4)          50,000          $1,505

Jeffrey T. Lum                   2001        $146,116         $15,562            $600(5)              --          $2,100
  President,                     2000        $124,519          $1,633            $891(5)              --          $2,000
  ASCOR, Inc.                    1999        $113,430          $1,633            $869(5)              --          $2,007

Robert A. Smith                  2001        $159,963         $35,300          $7,202(6)              --          $1,928
  President,                     2000        $150,000            $878          $7,202(6)          20,000              --
  Microsource, Inc.              1999         $66,197              --          $3,047(6)          30,000              --


(1)  Stock options granted under Giga-tronics' 1990 Stock Option Plan.

(2) Represents contributions made by Giga-tronics to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers.

(3) Mr. Koehn joined Giga-tronics in May 1998. Other compensation in 2000 and 2001 for Mr. James R. Koehn represents a car allowance.

(4) Other compensation in 1999 for Mr. James R. Koehn represents a car allowance of $6,600 and relocation reimbursements of $49,116.

(5) Other compensation for Mr. Jeffrey T. Lum represents the use of a company automobile.

(6) Mr. Smith joined Giga-tronics in October 1998. Other compensation in 1999, 2000 and 2001 for Mr. Smith represents a car allowance.

STOCK OPTIONS

        No stock options were granted in fiscal 2001 to Giga-tronics' executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during the 2001 fiscal year.

OPTIONS EXERCISES AND FISCAL YEAR END OPTION VALUE TABLE

        The table below provides information for the executive officers named in the Summary Compensation Table, concerning the exercise of options during fiscal 2001 and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN
                                                                UNDERLYING UNEXERCISED          THE MONEY OPTIONS AT
                                                             OPTIONS AT MARCH 31, 2001(#)        MARCH  31, 2001(1)
                                  SHARES
                                 ACQUIRED        VALUE
           NAME                 ON EXERCISE     REALIZED      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----                 -----------     --------      -----------   -------------   -----------   -------------
George H. Bruns, Jr.               18,750        $92,460         18,750         37,500        $77,929       $155,858
    Chairman and Chief
    Executive Officer
Mark H. Cosmez II                  10,000        $40,234          7,500         22,500        $31,172        $93,281
    Vice President,
    Finance CFO &
    Secretary
James R. Koehn                         --             --         25,000         25,000       $103,905       $103,905
    President,
    Giga-tronics
    Instruments
Jeffery T. Lum                         --             --         10,000         10,000        $41,562        $41,562
    President, ASCOR, Inc.
Robert A. Smith                        --             --         20,000         30,000        $82,343       $122,343
    President,
    Microsource, Inc.


(1) Equal to the fair market value of the option shares on March 31, 2001 which was $6.25 per share, less the aggregate option price payable for the shares. Options are in-the-money if the market value of the shares is greater than the option exercise price.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        CHANGE-IN-CONTROL ARRANGEMENTS

        All outstanding options will automatically accelerate and become exercisable for fully vested shares upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics' assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics' outstanding common stock, or a change in the majority of the board of directors as a result of one or more contested elections for board of directors membership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        For the 2001 fiscal year, the Compensation Committee was comprised of Messrs. James A. Cole, William E. Wilson and Robert C. Wilson.

        No executive officer of Giga-tronics serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of Giga-tronics board of directors or Compensation Committee.

                                 AUDIT COMMITTEE
                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board is responsible for providing independent, objective oversight of Giga-tronics' accounting functions and internal controls. The audit committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this proxy statement as Appendix A.

        Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management to review and discuss the March 31, 2001 financial statements. The Audit Committee also discussed, with the independent accountants, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report (Form 10-K) for the year ended March 31, 2001 for filing with the Securities and Exchange Commission. The Committee has recommended and the Board has approved that KPMG, LLP be engaged to continue as the Company's auditors for the current year.

Respectfully submitted,

AUDIT COMMITTEE
Robert C. Wilson, Chair
James A. Cole
William E. Wilson

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL COMPENSATION POLICY

        Giga-tronics' executive compensation philosophy rests on two fundamental principles. First, the program is intended to provide fully competitive levels of compensation - at expected levels of performance - in order to attract, motivate and retain talented executives. Secondly, the program is intended to create an alignment of interest between Giga-tronics' executives and its shareholders such that a significant portion of each executive's compensation is linked directly to the creation of shareholder value.

        The Executive Compensation Program is intended to place heavy emphasis on the variable pay, which is pay that varies with performance, and less focus on fixed base salary. The incentive pay programs are intended to reward performance that is directly relevant to the Company's short term and long term success. The three primary components of the program include base salary, annual incentive, which is performance based bonus, and long term incentives such as stock options.

FACTORS

        The process involved and the factors considered in the executive compensation determination for fiscal year 2001 are summarized below. It is expected that this process will remain the same in fiscal year 2002. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay-for-performance."

BASE SALARY

        Base salaries are based primarily on individual performance, and each individual's role in Giga-tronics. Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

        On the basis of its knowledge of the industry, this Committee believes that the base salary levels in effect for Giga-tronics' executive officers are competitive with the companies within and without our industry with which Giga-tronics competes for executive talent. However, the Committee did not, through one or more external salary surveys for the industry, independently confirm the specific percentiles at which the base salary levels in effect for Giga-tronics' executive officers stood in relation to other companies in our industry.

        Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace. Salary increases are granted within a pay-for-performance framework.

ANNUAL PERFORMANCE (NON-STOCK) BASED INCENTIVE COMPENSATION

        Giga-tronics' annual incentive bonus plan is intended to:

        - reward key employees based upon company and individual performance,

        - motivate, and

        - provide competitive cash compensation opportunities.

Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

        Bonus payments totaling approximately $28,000 were earned in fiscal
2001.

LONG-TERM (STOCK BASED) INCENTIVE COMPENSATION

        Giga-tronics has always believed that stock ownership or stock option participation was the most effective way of aligning its management and shareholder interests. Options are generally issued at 100% of market value, for five year terms, exercisable for 25% of the total grant per year after the first year. The right to exercise options expires 60 days after termination of employment, except in case of death when an optionee's estate would have six months to exercise.

CEO COMPENSATION

        The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.

        Based upon Giga-tronics' performance, the Compensation Committee increased Mr. Bruns' base compensation to $200,000 annually effective March 2001.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

        Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.

        The 1990 Stock Option Plan was amended in 1994 to restrict the maximum number of shares of common stock for which any one participant may be granted stock options and stock appreciation rights to 200,000 shares, and the stockholders approved this amendment at the 1994 Annual Meeting. As a result, stock options granted to Giga-tronics' executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation. The 2000 Stock Option Plan reflects these same restrictions.

                                             BY THE COMPENSATION COMMITTEE:
                                             James A. Cole
                                             Robert C. Wilson
                                             William E. Wilson

                                PERFORMANCE GRAPH

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG GIGA-TRONICS INCORPORATED, THE S & P 500 INDEX AND THE NASDAQ TELECOMMUNICATIONS STOCKS

                                      Giga-tronics Inc.    Nasdaq Telecom Stocks      S & P 500 Index
                  March-96                     100                    100                     100
                  March-97                114.2857               94.63837                119.8885
                  March-98                   93.75               176.8791                169.7041
                  March-99                35.71429               281.5362                198.7297
                  March-00                     200               534.1279                236.6321
                  March-01                89.28571               150.0892                179.7568


*$100 INVESTED ON 3/30/96 OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING 3/31/01.

                                   PROPOSAL 2
                    AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

        The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on December 11, 1996, approved by the Company's shareholders on August 5, 1997 and became effective as of January 15, 1997 (the "Effective Date"). The shareholders originally authorized 130,000 to be issued under the Purchase Plan. As of March 31, 2001, 111,740 shares had been issued under the Purchase Plan and only 18,260 shares remained for future issuance. On May 16, 2001, the Board of Directors approved an amendment to the Purchase Plan to increase the number of available shares by 120,000. In this Proposal, shareholders are requested to approve this increase in shares.

        Should shareholder approval not be obtained, then the Company may sell only the remaining 18,260 shares under the Purchase Plan.

        During the last fiscal year, shares were purchased under the Purchase Plan by executive officers and other employees of the Company in the amounts and at the weighted average prices per share as follows:

PURCHASED BY                                       AGGREGATE NUMBER OF SHARES   WEIGHTED AVERAGE PURCHASE PRICE
------------                                       --------------------------   -------------------------------
George H. Bruns, Jr.                                             --                             --
  Chairman and Chief Executive Officer
Mark H. Cosmez II                                               733                             $6.40
  Vice President, Finance, CFO &
  Secretary
James R. Koehn                                                1,018                             $6.42
  President, Giga-tronics Instruments Division
Jeffrey T. Lum                                                   --                             --
  President, ASCOR, Inc.
Robert A. Smith                                                 738                             $6.43
  President, Microsource, Inc.
All current executive                                         2,489                             $6.42
  officers as a group
All current directors who                                        --                             --
  are not executive officers as a group
All employees (including all current officers who            24,985                             $6.48
  are not executive officers) as a group

The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

        The Purchase Plan is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with
Section 423 of the Internal Revenue Code.

        The following is a summary of the principal features of the Purchase Plan, as proposed to be amended. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the attention of the Corporate Secretary of the Company at the Company's corporate offices in San Ramon, California.

ADMINISTRATION

        The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

SHARE RESERVE

        Currently, a total of 130,000 shares of Common Stock have been reserved for issuance over the ten (10) year term of the Purchase Plan of which 18,260 shares remain unsold as of March 31, 2001. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the class and number of securities purchasable per participant during any one (1) purchase interval, and
(ii) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder. If the proposed amendment to the Purchase Plan is approved by the shareholders, an additional 120,000 shares will be reserved for issuance over the remaining life of the Purchase Plan (see "Amendment and Termination" below).

PURCHASE INTERVALS

        The Purchase Plan is being implemented in a series of successive six (6) month purchase intervals. Purchase intervals begin on the first business day in September and March of each year and end on the last business day in February and the following August of each year.

ELIGIBILITY

        Any individual who has been employed by the Company or any participating affiliate and who is expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will be eligible to participate in the Plan ("Eligible Employee").

        Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect to extend the benefits of the Purchase Plan to their eligible employees, with the approval of the Plan Administrator.

        As of March 31, 2001, approximately 281 employees, including 5 executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PROVISIONS

        Each participant is granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the start date of that offering period and will be automatically exercised in installments on the last business day of each purchase interval within the offering period. Each participant may authorize payroll deductions in any multiple of one percent (1%) of his or her base salary, up to a maximum of ten percent (10%).

        On the last business day of each purchase interval, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for that purchase interval. No participant may, during any one purchase interval, purchase more than 1,000 shares of Common Stock.

PURCHASE PRICE

        The purchase price per share at which Common Stock will be purchased on the participant's behalf on each purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of the offering period in which the purchase date occurs and (ii) the fair market value per share of Common Stock on the purchase date.

VALUATION

        The fair market value per share of Common Stock on any relevant date will be the closing price per share on such date on the Nasdaq National Market. On July 2, 2001, the fair market value was $3.40.

SPECIAL LIMITATIONS

        The Purchase Plan imposes certain limitations on a participant's rights to acquire Common Stock, including the following:

         (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the company or any of its affiliates.

         (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

TERMINATION OF PURCHASE RIGHTS; WITHDRAWAL

        The purchase right will immediately terminate upon the participant's loss of eligible employee status. The payroll deductions collected for the purchase interval in which the purchase right terminates will be refunded.

        A participant may withdraw from the Purchase Plan at any time at least one week prior to the next purchase date. The payroll deductions collected for the purchase interval in which such withdrawal occurs will, at the participant's election, be refunded or applied to purchase shares of Common Stock on the next purchase date.

SHAREHOLDER RIGHTS

        No participant will have any shareholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

        No purchase right will be assignable or transferable other than in connection with the participant's death and will be exercisable only by the participant during his or her lifetime.

ACQUISITION

        Should the Company be acquired by merger or asset sale during any purchase interval, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of that offering period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition.

AMENDMENT AND TERMINATION

        The Purchase Plan will terminate upon the earliest to occur of (i) the last business day in September, 2006, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

        The Board may at any time alter, suspend or discontinue the Purchase Plan. However, applicable laws and regulations may require that certain amendments be made the subject of shareholder approval.

FEDERAL TAX CONSEQUENCES

        The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the purchase interval in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the purchase interval in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

        If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

        The issuance of Common Stock under the Purchase Plan is intended to qualify as noncompensatory under APB No. 25, "Accounting of Stock Issued to Employees". As such, issuances under the Purchase Plan would not result in compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The board of directors upon recommendation of the Audit Committee has re-appointed the firm of KPMG LLP as Giga-tronics' independent accountants for the fiscal year ending March 30, 2002 and to perform other appropriate services. We are seeking ratification by the shareholders for this appointment.

        Representatives of KPMG LLP are expected to be present at Giga-tronics' Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

                                   AUDIT FEES

        Fees for the last fiscal year were $150,000 for the annual audit and related quarterly reviews. KPMG provided no other consulting or tax services for the fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

                             SHAREHOLDERS' PROPOSALS

        To be considered for presentation to the Annual Meeting of Shareholders to be held in 2001, a shareholder proposal must be received by Giga-tronics no later than June 5, 2002. To be considered for inclusion in the Giga-tronics proxy statement for its Annual Meeting of Shareholders to be held in 2002, a shareholder proposal must be received by Giga-tronics no later than March 22, 2002. Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA 94583.

        The Annual Report of Giga-tronics for the fiscal year ended March 31, 2001 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Giga-tronics will mail the Annual Report on Form 10-K for the most recent fiscal year to any shareholder who requests a copy. Requests should be sent to the Corporate Secretary as noted above for proposals.

                                  OTHER MATTERS

        Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting. If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders in the enclosed form will vote on these matters in accordance with their judgments. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

        The Report of the Compensation Committee, the Report of the Audit Committee, the Performance Graph, the Audit Committee Charter contained in Appendix A to this proxy statement and the statement of independence of Audit Committee members referred to under "Information About the Board of Directors and Committees of the Board" are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

                                        By order of the Board of Directors,




                                        George H. Bruns, Jr.
                                        Chairman and Chief Executive Officer

San Ramon, California
July 20, 2001

                                   APPENDIX A
                                   ----------

                             AUDIT COMMITTEE CHARTER
                             -----------------------

I.      MEMBERSHIP:

        The Audit Committee shall be comprised of three (3) or more non-employee members of the Board of Directors elected for a one-year term. A chairman shall be designated by the Board.

II.     FUNCTIONS:

        A. Review adequacy and performance of the finance function with respect to Audit Committee matters.

        B. Recommend independent (external) auditors to the Board of Directors, as the independent auditors are directly accountable to the Audit Committee.

        C. Review the intended scope of the annual audit, and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

        D. Review and discuss the results of the audit with both the independent auditors and management.

        E. Review the Company's significant accounting principles, policies and practices.

        F. Review adequacy of management information systems internal accounting and financial controls.

        G. Review the annual financial statements before their submission to the Board of Directors for approval.

        H. Review with both management and the independent auditors procedures and their execution established to:

               1. Prevent and uncover unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or US).

               2. Ascertain whether there are any unaccounted or off-book transactions.

                             AUDIT COMMITTEE CHARTER
                             -----------------------

               3. Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).

        I. Approve the performance of professional services provided by the independent auditors, including audit and non-audit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors.

        J. Review annually internal and external audits of employee benefit plans of the Company (including subsidiaries).

        K. Review annually, with the independent auditors, their audit of the Company pension plans to determine that there are proper Company procedures to insure compliance with all relevant laws and regulations.

        L.     Review annually adequacy of the Company's insurance.

        M.     Review annually adequacy of protection of technology, including:

                      - physical security
                      - patent and trademark program
                      - proprietary information

        N. Review annually policies, and compliance with policies relating to legal matters, conflict of interest, etc.


III.    MINUTES:

        Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision.

                           GIGA-TRONICS INCORPORATED
                         ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

George H. Bruns, Jr. and Mark H. Cosmez II, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on July 2, 2001, at the Annual Meeting of Shareholders to be held at 9:30 A.M., on August 30, 2001, at Giga-tronics' principal executive offices at 4650 Norris Canyon Road, San Ramon, CA 94583, or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                            - FOLD AND DETACH HERE -
        FOR ALL NOMINEES LISTED (EXCEPT AS WITHHELD IN ONE SPACE BELOW).

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED.

1. Elect four Directors for the ensuing year.

Nominees: George H. Bruns, Jr., James A. Cole, Robert C. Wilson, William E. Wilson.

INSTRUCTION: To withhold authority to vote for one or more individual nominees, (write such name or names in the space provided below.)

--------------------------------------------------------------------------------
2. Amend the Giga-tronics Incorporated Employee Stock Purchase Plan.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

3. Ratify the appointment of independent certified public accountants.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature(s)                                  Dated:          , 2001
           ----------------------------------       ----------

Please sign exactly as the name appears printed hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized officer. If a partnership, please sign in full partnership name by authorized person. Receipt is acknowledged of the Proxy Statement for the meeting.

                            - FOLD AND DETACH HERE -